Exhibit 10.6

MOUNTAIN CREST ACQUISITION 6 CORP.
524 Broadway

11th Floor

New York, NY 10012

April 29, 2026

Mountain Crest Holdings 6 LLC
524 Broadway

11th Floor

New York, NY 10012

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Mountain Crest Acquisition 6 Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Mountain Crest Holdings 6 LLC (“Sponsor”) shall make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 524 Broadway, 11th Floor, New York, NY 10012 (or any successor location). In exchange therefore, the Company shall pay Sponsor a sum not to exceed $10,000 per each quarter, respectively, on the Effective Date and continuing quarterly thereafter until the Termination Date; provided, however, that the Company may delay payment of such quarterly fee upon a determination by the audit committee of the Company’s board of directors that the Company lacks sufficient funds held outside the Trust Account to pay actual or anticipated expenses in connection with the Company’s initial business combination. Any such unpaid amount shall accrue without interest and shall be due and payable no later than the date of the consummation of the Company’s initial business combination. Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established by the Company for the benefit of the Company’s public stockholders upon the consummation of the IPO as described in the Registration Statement (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

MOUNTAIN CREST ACQUISITION 6 CORP.

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

MOUNTAIN CREST HOLDINGS 6 LLC

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Member